                                                                    EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report and to all references to our Firm included in or made a part of Registration Statement File No. 333-60759.

                                          /s/ Arthur Andersen LLP
                                          ARTHUR ANDERSEN LLP


Milwaukee, Wisconsin
December 23, 1998